                                                                 Exhibit 10.33




                                SUPPLY AGREEMENT



         THIS SUPPLY AGREEMENT ("Agreement"), dated as of the 27th day of December 1999 (the "Effective Date"), is by and between NORTON COMPANY, a Massachusetts corporation with a principal address of One New Bond Street, Worcester, Massachusetts 01615 ("Seller"), and JORE CORPORATION, a Montana corporation with a place of business at 45000 U.S. Highway 93, S., Ronan, MT 59864 ("Buyer").

                                   Background

         Seller is engaged in the manufacture and sale of abrasives products. In connection with the marketing and sale of its products, Seller developed and subsequently registered the trademarks SPEED-LOK and SPEEDLOK (the "Mark") for use with abrasives disks and backup pads. Buyer is engaged in the manufacture and sale of various tools and tooling equipment and has employed the use of the mark SPEED-LOK in connection with the sale of its quick-change drilling and driving products to a private label customer and retailer. Seller regards Buyer's use of the Mark as an infringement of Seller's trademark rights and has requested Buyer either cease and desist any further use of the Mark or obtain a license from Seller to permit Buyer's use of the Mark under certain terms and conditions.

         In order to settle Seller's infringement claim against Buyer, Seller and Buyer have agreed to execute a Trademark License Agreement (the "License Agreement") concurrently with the execution of this Agreement pursuant to which Buyer shall have the right to use the Mark royalty-free in exchange for Buyer's agreement to purchase the Products listed on EXHIBIT A attached hereto (the "Products") on the terms and conditions stated herein..

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Buyer and Seller hereby agree as follows:

         1. PURCHASE REQUIREMENTS. During the term of this Agreement, Buyer agrees to purchase substantially all of its abrasives product requirements (both for production and resale purposes) from Seller, or any affiliate of Seller to the extent Seller is unable to meet Buyer's requirements for product, on the terms and conditions stated herein. Buyer shall order Products from Seller by issuing purchase orders hereunder from time to time specifying the quantities of Products and delivery dates. Orders shall become binding upon the issuance of order acknowledgments by Seller. The parties may use their respective standard purchase order and acknowledgment forms to implement and document purchases hereunder, but none of the terms or conditions printed in any such form, other than those specifying the quantities for delivery and any agreed to delivery dates, shall be applicable to any of the transactions contemplated by this Agreement.

         2. COMPETITIVE PRICING. In the event Buyer determines that a competitive product or service exceeds the best value being offered by Seller, Buyer will provide Seller with appropriate documentation to substantiate the competitor's offer and afford Seller the right to: (a) demonstrate through appropriate testing, documentation and pricing quotations that its products and services are equal to or better in value than the equivalent product being offered to Buyer by the competitor; and/or (b) develop products and/or services that meet or exceed the value of the competitor's product or service. Any products or services developed by Seller to meet or exceed an equivalent product being offered by a competitor must be made available to Buyer within a commercially reasonable time period so as to not detrimentally delay Buyer's intended use of such products or services. At the request of Buyer and with its full support and cooperation, Seller will provide application, engineering, R&D and marketing assistance to assist Buyer in developing and improving its abrasive applications. Seller will also provide product management support for product line development of Buyer's resale products.

         3. PRICING. Pricing for the Products will be determined by Seller and Buyer from time to time. Any such pricing will be exclusive of any taxes (including sales taxes, but excluding income taxes and other taxes levied solely on Seller), duties or other assessments imposed or levied upon the Products supplied hereunder by any federal, state, municipal or other governmental authority in connection with the sales thereof to Buyer.

         4.  WARRANTY; LIMITATION OF LIABILITY

         (a) Seller warrants the Products will be free from defects in material and workmanship for a period of one year from the date of purchase by Buyer. Seller's sole obligation under this warranty, and Buyer's exclusive remedy under this warranty, is limited to the repair or replacement, at Seller's option, of any Product determined by Seller to be defective under normal use and service conditions. THIS WARRANTY IS EXPRESSLY IN LIEU OF ANY OTHER GUARANTIES AND/OR WARRANTIES, EXPRESSED OR IMPLIED, ORAL OR WRITTEN, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED.

         (b) Seller shall not, in any event, be liable in contract, tort, warranty, strict liability, or otherwise, for any special, indirect, incidental, or consequential damages, such as, but not limited to, loss of anticipated profits or revenue. Further, any liability of Seller arising in connection with any Product shall not exceed the sales price of such Product received by Seller.

         5. TERM. This Agreement shall commence as of the Effective Date and, unless terminated earlier in accordance with the provisions of Section 6 hereof, shall remain in effect for a five (5) year period (the "Term").

         6. TERMINATION. Prior to the expiration of the Term, this Agreement may be terminated as follows:

                  (a) by either Seller or Buyer, immediately, if the other party is declared insolvent or bankrupt or files a petition in bankruptcy or makes any assignment or trust mortgage for the benefit of creditors, or if a receiver, guardian, conservator, trustee in bankruptcy, or similar official shall be appointed to take charge of all or any part of the other party's property by a court of competent jurisdiction;

                  (b) by either Seller or Buyer, on 30 days written notice if the other party is in default of any other material term or condition of this Agreement and, upon receipt of such notice from the non-defaulting party, does not cure such default within such 30-day period;

                  (c) by either Seller or Buyer, on ninety (90) days prior written notice, without cause.

         7. EFFECT OF TERMINATION. Upon termination of this Agreement for any reason (including without limitation, its expiration according to the terms hereof), neither party shall be liable to the other for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales or on account of expenditures, investments, leases or commitments made by such party in connection with this Agreement or otherwise in connection with its business. The expiration or termination of this Agreement shall not affect the parties' rights and obligations with respect to Product delivered, or other actions taken, hereunder prior to termination, nor shall it, in the case of a termination under Sections 6(b), be in lieu of or constitute a waiver of any other rights or remedies, either at law or in equity, of the non-defaulting party.

         8. CONFIDENTIALITY. In the course of the performance of this Agreement, a party (the "receiving party") may be given, or otherwise have access to, certain trade secrets and other proprietary or confidential information ("Confidential Information") belonging to or in the possession of the other party (the "disclosing party"). The receiving party shall not disclose any Confidential Information of the disclosing party to any third party (other than the receiving party's employees, affiliates, agents or representatives who have a "need to know") without the disclosing party's prior written consent. The business terms of this Agreement shall be deemed to be "Confidential Information" belonging to both parties. "Confidential Information" shall not include the following information:

         (i) information that is or becomes generally available to the public other than as a result of a breach of this Agreement by the receiving party, or its affiliates or representatives;

         (ii) is known to the receiving party or any of its affiliates or representatives at the time of disclosure and is not subject to a non-disclosure agreement with the disclosing party of which the receiving party is aware;

         (iii) was received by the receiving party or any of its affiliates or representatives after the time of disclosure hereunder on a non-confidential basis from a third party who the receiving party reasonably believed had a legal right to make such disclosure;

         (iv) is subsequently developed by the receiving party or any of its affiliates without the use of such Confidential Information; or

         (v) is required by law to be disclosed by the receiving party (in the opinion of the receiving party's counsel).

The receiving party agrees to be liable for any breach of this confidentiality obligation by its employees, affiliates, agents or representatives and agrees further that the disclosing party shall be entitled to seek equitable relief, including injunctive relief and specific performance, in addition to all other remedies available to it, in the event of any breach of this provision. The rights and obligations of the parties under this Section shall survive any expiration or termination of this Agreement for a period of three years.

         9.  MISCELLANEOUS.

         (a) NO AGENCY OR PARTNERSHIP. Nothing in this Agreement shall be deemed to establish a partnership or joint venture between the parties. In addition, nothing in, and neither party shall have the power to bind, or incur any obligations, contractual or otherwise, or make any representations or warranties, for or in the name of, the other party.

         (b) NOTICES. All notices or communications required or permitted under this Agreement shall be in writing and shall be hand delivered or sent by registered or certified mail, postage prepaid, or by fax or recognized overnight carrier, to the intended recipient at the address and attention designated on the signature page hereof or to such other address or attention as the recipient may have designated in a writing given pursuant to this Section. Any such notice or communication shall be deemed delivered as follows: if hand delivered, on the day so delivered; if mailed, three business days after the date so mailed; if by fax, upon telephone confirmation of receipt; and if sent by recognized overnight carrier, the next business day.

         (c) BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by either party without the prior written consent of the other party. Except as expressly permitted herein, any purported assignment made without such consent shall be null and void.

         (d) ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, understandings and representations, whether written or oral, regarding the subject matter hereof. This Agreement may not be amended, modified or rescinded in any respect except by the prior written agreement of both parties. The terms of this Agreement shall supersede the terms of any purchase order, acknowledgment, invoice or other document used by Buyer or Seller in the purchase or sale of the Products hereunder.

         (e) GOVERNING LAW. THIS AGREEMENT, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICT OF LAWS.

         IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be duly executed as of the date first above written.

NORTON COMPANY                              JORE CORPORATION



By:_______________________________          By:________________________________

Title:____________________________          Title:_____________________________

                                    EXHIBIT A

                                    PRODUCTS


BONDED ABRASIVE PRODUCTS

COATED ABRASIVE PRODUCTS

NON-WOVEN ABRASIVE PRODUCTS

SUPER ABRASIVE PRODUCTS

WINTER SUPER ABRASIVE PRODUCTS